EXHIBIT 10.52
                                     ENRON
                         Oil & Gas International, Inc.

P. O. Box 4672       Houston, Texas 77210-4672    (713) 853-6161    Telex 765443
                                                   Answerback: ENRONCORP

                                                           December 18, 1994



Secretary of the Government of India
Ministry of Petroleum and Natural Gas
Shastri Bhavan
New Delhi 110 001
INDIA

Gentlemen:

        Based upon my review of the records of Enron Oil & Gas International, Inc. I have determined that the guarantees issued by it in favor of the Government, pursuant to Article Twenty-nine of two certain Production Sharing Contracts of even date, are legally valid and enforceable.

                                            Very truly yours,



                                            E. J. Vandermark
                                            Legal Advisor